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                                                                    EXHIBIT 23.2


To the Board of Directors of MSI Holdings, Inc.

         We consent to the use of our name under the heading Legal Matters in the registration statement on Form S-3 for the above named company.


/s/ Parr Waddoups Brown Gee & Loveless P.C.
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Parr Waddoups Brown Gee & Loveless P.C.
Salt Lake City, Utah
August 25, 2000